Exhibit (9)(e)
                                   FORUM FUNDS
                            SHAREHOLDER SERVICE PLAN

                                December 5, 1997

         This Shareholder Service Plan (the "Plan") is adopted by Forum Funds (the "Trust") with respect to the each of the series of the Trust identified in Appendix A (individually a "Fund" and collectively the "Funds").

         SECTION 1.  ADMINISTRATOR

         The Trust has entered into an Administrative Services Agreement (the "Agreement") with Forum Administrative Services, LLC ("Forum") whereby Forum provides certain administrative services for the Trust and for each Fund.

         SECTION 2.  SERVICE AGREEMENTS; PAYMENTS

         (a) Forum is authorized to enter into Shareholder Service Agreements (the "Agreements"), the form of which shall be approved by the Board of Trustees of the Trust (the "Board"), with financial institutions and other persons who provide services for and maintain shareholder accounts ("Service Providers") as set forth in this Plan.

         (b) Pursuant to the Agreements, as compensation for the services described in Section 4 below, Forum may pay each Service Provider, on behalf of the Trust, a fee at an annual rate of up to .25% of the average daily net assets of each Fund held by shareholder accounts for which the Service Provider maintains a service relationship; PROVIDED, however, that no Fund shall directly or indirectly pay any amounts, whether payments or otherwise, that exceed any applicable limits imposed by law or the National Association of Securities Dealers, Inc.

         (c) Each Agreement shall contain a representation by the Service Provider that any compensation payable to the Service Provider in connection with an investment in any Fund of the assets of its customers will (i) be disclosed by the Service Provider to its customers, (ii) be authorized by its customers, and (iii) not result in an excessive fee to the Service Provider.

         SECTION 3.  SHAREHOLDER SERVICE FEE.

         Pursuant to this Plan, the Trust shall daily accrue and monthly pay Forum a Shareholder Service Fee for each Fund equal to the combined Payments made by Forum with respect to the Fund for the month.

         SECTION 4.  SERVICE ACTIVITIES

         Service activities include (a) establishing and maintaining accounts and records relating to clients of Service Provider; (b) answering shareholder inquiries regarding the manner in which purchases, exchanges and redemptions of shares of the Trust may be effected and other matters pertaining to the Trust's services; (c) providing necessary personnel and facilities to establish and maintain shareholder accounts and records; (d) assisting shareholders in arranging for processing purchase, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts; (g) integrating periodic statements with other shareholder transactions; and (h) providing such other related services as the shareholder may request.

         SECTION 5.  AMENDMENT AND TERMINATION

         (a) Any material amendment to the Plan shall be effective only upon approval of the Board, including a majority of the Trustees who are not interested persons of the Trust as defined in the Investment Company Act of 1940 (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the amendment to the Plan.

         (b) The Plan may be terminated without penalty at any time by a vote of a majority of the Disinterested Trustees.

                                   FORUM FUNDS
                            SHAREHOLDER SERVICE PLAN
                                   APPENDIX A

                 FUNDS TO WHICH SHAREHOLDER SERVICE PLAN APPLIES

                                December 5, 1997

                       Oak Hall Small Cap Contrarian Fund

                                   FORUM FUNDS
                            SHAREHOLDER SERVICE PLAN
                                   APPENDIX A

                 FUNDS TO WHICH SHAREHOLDER SERVICE PLAN APPLIES

                                December 5, 1997

                       Oak Hall Small Cap Contrarian Fund
                                    [FORM OF]
                                   FORUM FUNDS
                          SHAREHOLDER SERVICE AGREEMENT


         AGREEMENT made this ____ day of ____________, 1997, between Forum Administrative Services, LLC ("FAdS"), a limited liability company organized under the laws of State of Delaware with its principal place of business at Two Portland Square, Portland, ME 04101 and the institution executing this document below (the "Institution").

         WHEREAS, FAdS acts as administrator for Forum Funds (the "Trust"), a Delaware business trust registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company, which may issue its shares of beneficial interest("Shares") in separate series (each, a "Fund") and classes thereof (each, a "Class"); and

         WHEREAS, the Trust has adopted a Services Plan with respect to Shares of the Funds and Classes listed on Appendix A hereto (the "Plan") that authorizes FAdS to pay fees to Iinstitutions for maintaining and providing services to client accounts in the Funds and Classes of the Trust; and

         WHEREAS, FAdS desires that the Institution perform certain service activities on behalf of FAdS and the Trust with respect to each Fund or Class, and the Institution is willing to perform those services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, for and in consideration of the representations, covenants and promises contained herein and other valuable consideration, the undersigned parties do hereby agree as follows:

         SECTION 1.  SERVICE ACTIVITIES

         In connection with providing services and maintaining client accounts in each Fund or Class for its clients, the Institution may provide services including: (a) establishing and maintaining accounts and records relating to clients of the Institution; (b) answering client inquiries regarding the manner in which purchases, exchanges and redemptions of shares of a Fund or Class may be effected and other matters pertaining to the Trust's services; (c) providing necessary personnel and facilities to establish and maintain client accounts and records; (d) assisting clients in arranging for processing purchase, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) guaranteeing client signatures in connection with redemption orders and transfers and changes in client-designated accounts; (g) integrating periodic statements with other client transactions; and (h) providing such other related services as the client may request. The Institution shall not be obligated to perform any specific service for its clients. The Institution's appointment shall be nonexclusive, and FAdS may enter into similar agreements with other persons.

         SECTION 2.  COMPENSATION

         (a) As compensation for the Institution's service activities with respect to each Fund or Class, FAdS shall pay the Institution fees in the amounts listed on Appendix B to this Agreement (the "Payments"); provided, however, that in no event will FAdS be required to make any payments for service activities in an amount greater than that which FAdS is paid by the respective Fund or Class for such services.

         (b) The Payments shall be accrued daily and paid monthly or at such other interval as FAdS and the Institution shall agree.

         (c) On behalf of each Fund or Class, the Institution may spend such amounts and incur such expenses as it deems appropriate or necessary on any service activities. Such expenses may include compensation to employees and expenses, including overhead and telephone and other communication expenses, of the Institution. The Institution shall be solely liable for any expenses it incurs.

         SECTION 3.  REPRESENTATIONS OF THE INSTITUTION

         The Institution represents that:

         (a) the compensation payable to it under this Agreement in connection with the investment in any Fund or Class of the assets of its clients: (i) will be disclosed by the Institution to its clients, and (ii) will not result in an excessive fee to the Institution;

         (b) if it is a member of the National Association of Securities Dealers, Inc. ("NASD"), it shall abide by the Conduct Rules of the NASD;

         (c) it will, in connection with sales and offers to sell Shares, furnish to or otherwise insure that each client to whom any such sale or offer is made receives a copy of the applicable Fund's or Funds' then current prospectus;

         (d) it will purchase Shares only from FAdS as agent of the Trust and will purchase Shares only for the purpose of covering purchase orders already received or for its own bona fide investment purposes;

         (e) the performance of all its obligations hereunder will comply with all applicable laws and regulations, including any applicable federal securities laws and any requirements to deliver confirmations to its clients, the provisions of its charter documents and bylaws and all material contractual obligations binding upon the Institution; and

         (f) it will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or bylaws or material contracts that would prevent or impair full performance of any of its obligations hereunder.

         SECTION 4.  TRUST LITERATURE

         The Institution is not authorized to make any representations concerning Shares of any Fund or Class except those contained in the Fund's then current prospectus and statement of additional information ("SAI") and printed information issued by the Trust or by FAdS as information supplemental to the prospectus. FAdS will supply the Institution upon its request with prospectuses, SAIs, reasonable quantities of supplemental sales literature and additional information. The Institution agrees not to use other advertising or sales material relating to a Fund or Class unless approved in writing by FAdS in advance of such use. Any printed information furnished by FAdS other than the then current prospectus and SAI, periodic reports and proxy solicitation materials are FAdS's sole responsibility and are not the responsibility of the Trust, and the Trust shall have no liability or responsibility to the Institution in these respects unless expressly assumed in connection therewith. The Institution shall have no responsibility with regard to the accuracy or completeness of any of the printed information furnished by FAdS and shall be held harmless by FAdS from and against any cost or loss arising therefrom.

         SECTION 5.  REPORTS

         The Institution shall prepare and furnish to FAdS, at FAdS's request, written reports setting forth all amounts expended by the Institution and identifying the activities for which the expenditures were made.

         SECTION 6.  INDEMNIFICATION

         The Institution agrees to indemnify and hold harmless FAdS and the Trust from any claims, expenses, or liabilities incurred by FAdS or the Trust as a result of any act or omission of the Institution in connection with its services under this Agreement.

         SECTION   7.  EFFECTIVENESS, DURATION  AND TERMINATION

         (a) This Agreement shall become effective on the date hereof and, upon its effectiveness, shall supersede all previous agreements between the parties covering the subject matter hereof.

         (b)      This  Agreement  may  be  terminated  as follows:

                  (i) at any time, without the payment of any penalty, by the vote of a majority of the Trustees of the Trust;

                  (ii)     automatically  in the  event of     the   termination
         of  the   Administration   or   Distribution  agreements  between  the
         Trust and  FAdS or the Plan;

                  (iii) automatically in the event of the assignment of this Agreement as defined in the Act; and

                  (iv) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

         SECTION 8.  NOTICES

         Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed postage prepaid, to the other party's principal place of business, or to such other place as shall have been previously specified by written notice given to the other party.

         SECTION 9.  AMENDMENTS

         Subject to approval of material amendments to the form of this Agreement by the Trust's Board of Trustees, this Agreement may be amended by the parties at any time. In addition, this Agreement may be amended by FAdS from time to time by the following procedure: FAdS will mail a copy of the amendment to the Institution at its principal place of business or such other address as the Institution shall in writing provide to FAdS. If the Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Institution's objection must be in writing and be received by FAdS within the thirty days.

         SECTION 10.  USE OF THE TRUST'S NAME

         The Institution shall not use the name of the Trust on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for the use of the Trust's name which merely refers in accurate and factual terms to the Trust in connection with the Institution's role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided that in no event shall such approval be unreasonably withheld or delayed.

         SECTION 11.  MISCELLANEOUS

         (a) This Agreement shall be construed in accordance with the laws of the State of Delaware.

         (b) If any provision of this Agreement shall be held invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                            INSTITUTION:

                                            _______________________________
                                            Name of Institution


                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________


                                            FORUM ADMINISTRATIVE SERVICES, LLC


                                            By:____________________________
                                            David I. Goldstein
                                              Managing Director

                                   FORUM FUNDS
                          SHAREHOLDER SERVICE AGREEMENT

                                   APPENDIX A

                        FUNDS AND CLASSES OF FORUM FUNDS
                        --------------------------------

         Oak Hall Small Cap Contrarian Fund

                                   FORUM FUNDS
                          SHAREHOLDER SERVICE AGREEMENT

                                   APPENDIX B

                          PAYMENTS PURSUANT TO THE PLAN

         FUND                                 CLASS         FEE
         ----                                 -----         ---
         Oak Hall Small Cap Contrarian Fund    N/A          0.25%